Exhibit 5.1

                                   LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP


NEIL E. GRAYSON                            POINSETT PLAZA
(864) 250-2235                           104 S. MAIN STREET
Internet Address:                            SUITE 900
   NEG@NMRS.COM                  GREENVILLE, SOUTH CAROLINA 29601
   ------------                         TELEPHONE (864) 250-2300
                                        FACSIMILE (864) 232-2925
                                              www.nmrs.com


RHBT Financial Corporation
249 East Main Street
PO Box 12037 (29731)
Rock Hill, South Carolina  29730

Ladies and Gentlemen:

         We have acted as counsel to RHBT Financial Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 121,852 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which may be issued by the Company upon the exercise of stock options under its Dividend Reinvestment Plan. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. With respect to matters of fact, we have relied upon information provided to us by the Company and no further investigation. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                                  /s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
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